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                                                                    Exhibit 99.1
[LOGO OF H.B. FULLER]

Corporate Headquarters                             Contact:   Scott Dvorak
P.O 64683                                                     Investor Relations
St. Paul, Minnesota 55164-0683                                651-236-5150

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NEWS                     For Immediate Release                    March 23, 2004

Note: H.B. Fuller will host a conference call March 24, 2004 at 9:30 a.m. central time (10:30 a.m. eastern time). The call can be heard live over the Internet at H.B. Fuller's website at http://www.hbfuller.com under the section shareholder information or at www.streetevents.com. A replay is also available.

                    H.B. Fuller Reports First Quarter Results

ST. PAUL, Minn. - H.B. Fuller Company (NYSE: FUL) today reported operating results for the first quarter that ended February 28, 2004.

First quarter net income was $4.6 million or $0.16 per share (diluted). Last year's first quarter net income as reported was $3.2 million or $0.11 per share (diluted), which included $0.11 per share (diluted) of net charges for severance and other costs related to the restructuring initiative announced in the early part of 2002. Excluding the special charges related to the restructuring initiative, last year's first quarter net income totaled $6.3 million or $0.22 per share (diluted).

----------------------------------------------------------------------------------------------
                                                            Net income         EPS (diluted)
                                                         -------------------------------------
As reported                                  Q1, 2004      $4.6 million            $0.16
                                             Q1, 2003      $3.2 million            $0.11
                                              Change          42.1%                45.5%
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                           Net income          EPS (diluted)
                                                         -------------------------------------
Excluding special items related to the       Q1, 2004     $4.6 million            $0.16
restructuring initiative in 2003             Q1, 2003     $6.3 million            $0.22
                                              Change        -26.8%               -27.3%
----------------------------------------------------------------------------------------------

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First Quarter Net Revenue

Net revenue for the first quarter of 2004 was $318.6 million, an 8.1 percent increase from the first quarter of 2003. Improved volumes and positive currency effects accounted for increases of 3.9 percent and 5.2 percent, respectively. Reduced pricing accounted for a decrease of 1.0 percent.

First Quarter Segment Net Revenue

     >>   Global Adhesives' net revenue increased 9.8 percent compared to last year.
          .    Volume increased 4.5 percent.
          .    Prices decreased 1.2 percent.
          .    Currency had a positive impact of 6.5 percent.
     >> Full-Valu / Specialty Group's net revenue increased 4.4 percent compared to last year.
          .    Volume increased 2.7 percent.
          .    Prices decreased 0.6 percent.
          .    Currency had a positive impact of 2.3 percent.

Al Stroucken, CEO, said, "We are pleased to have realized volume improvements in all regions this quarter. New products, improved processes, fresh ideas and energized associates will allow us to fully participate in the improved economic environment."

                              -------------------

Some of the information presented above reflects adjustments to `As reported' results to exclude certain special items related to the company's restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor's understanding of the impact of the special items on the comparability of the company's operations. A reconciliation of the company's results excluding the special items related to the company's restructuring initiatives and the company's reported results is provided in the accompanying consolidated financial information.

Safe Harbor for Forward-Looking Statement
Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; product mix; availability and price of raw materials; the company's relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations (particularly with respect to the euro, the British pound, the Japanese yen, the Australian and Canadian dollars, the Argentine peso and the Brazilian real); the effect of newaccounting pronouncements and accounting charges and credits, and similar matters. Further information about the various risks and

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uncertainties can be found in the company's SEC 10-K filing of February 25,
2004. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business makes it difficult to determine with certainty the increases or decreases in sales resulting from changes in the volume of products sold, currency impact, changes in product mix and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included. References to volume changes include volume and product mix changes, combined.

                     ======================================

H.B. Fuller Company is a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products, with fiscal 2003 net sales of $1,287 million. Common stock is traded on the NYSE exchange under the symbol FUL. For more information about the Company, visit their website at: http://www.hbfuller.com.
            -----------------------

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                      H.B. FULLER COMPANY AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL INFORMATION
               In thousands, except per share amounts (unaudited)

                                                   13 Weeks          13 Weeks
                                                    Ended              Ended
                                              February 28, 2004    March 1, 2003
                                              -----------------    -------------
Net revenue                                       $ 318,573          $ 294,588
Cost of sales                                      (232,796)          (212,440)
                                                  ---------          ---------

Gross profit                                         85,777             82,148
Selling, administrative and other expenses          (75,409)           (70,944)
Interest expense                                     (3,564)            (3,765)
Other expense, net                                     (933)            (2,680)
                                                  ---------          ---------

Income before income taxes, minority
interests and income from equity investments          5,871              4,759
Income taxes                                         (1,879)            (1,634)
Minority interests (expense)/income                     120               (258)
Income from equity investments                          501                379
                                                  ---------          ---------
Net Income                                        $   4,613          $   3,246
                                                  =========          =========
Basic income per common share                     $    0.16          $    0.12
                                                  =========          =========
Diluted income per common share                   $    0.16          $    0.11
                                                  =========          =========
Weighted-average common shares outstanding:
  Basic                                              28,347             28,201
  Diluted                                            28,888             28,659


Selected Balance Sheet Information (subject to change prior to filing of the
----------------------------------------------------------------------------
Company's Quarterly Report on Form 10-Q)
----------------------------------------

                             February 28, 2004  November 29, 2003  March 1, 2003
                             -----------------  -----------------  -------------
Inventory                        $  154,893        $  146,571         $152,438
Trade accounts receivable,
  net                               235,133           239,593          209,897
Trade accounts payable              105,862           117,001          102,388
Total assets                      1,015,741         1,007,588          982,660
Long-term debt, including
  current installments              161,342           162,430          179,525

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                      H.B. FULLER COMPANY AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL INFORMATION
               In thousands, except per share amounts (unaudited)



                                                                              13 Weeks Ended - March 1, 2003
                                                   13 Weeks         -------------------------------------------------
                                                    Ended                                                Excluding
                                              February 28, 2004     As Reported      Special Items     Special Items
                                              -----------------     -------------------------------------------------
Net revenue                                          $ 318,573       $ 294,588           $   -           $ 294,588
Cost of sales                                         (232,796)       (212,440)           (1,827)         (210,613)
                                              -----------------     -------------------------------------------------

Gross profit                                            85,777          82,148            (1,827)           83,975

Selling, administrative and other expenses             (75,409)        (70,944)           (2,635)          (68,309)
Interest expense                                        (3,564)         (3,765)              -              (3,765)
Other expense, net                                        (933)         (2,680)              -              (2,680)
                                              -----------------     -------------------------------------------------

Income before income taxes, minority                     5,871           4,759            (4,462)            9,221
interests and income from equity investments

Income taxes                                            (1,879)         (1,634)            1,409            (3,043)
Minority interests (expense)/income                        120            (258)              -                (258)

Income from equity investments                             501             379               -                 379
                                              -----------------     -------------------------------------------------

Net Income                                           $   4,613       $   3,246           $(3,053)        $   6,299
                                              =================     =================================================


Basic income (loss) per common share                 $    0.16       $    0.12           $ (0.11)        $    0.22
                                              =================     =================================================


Diluted income (loss) per common share               $    0.16       $    0.11           $ (0.11)        $    0.22
                                              =================     =================================================

Weighted-average common shares outstanding:

   Basic                                                28,347          28,201            28,201            28,201
   Diluted                                              28,888          28,659            28,659            28,659

The information presented above reflects adjustments to "As Reported" results to exclude certain special items related to the Company's restructuring initiative. This adjusted information should not be construed as an alternative to the reported results determined in accordance with accounting principles generally accepted in the United States of America. It is provided solely to assist in an investor's understanding of the impact of the special items on the comparability of the Company's operations.

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